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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Electroglas, Inc. 2001 Non-Officer Employee Stock Incentive Plan of our report dated January 23, 2001, with respect to the consolidated financial statements and schedule of Electroglas, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                    /s/ Ernst & Young LLP

San Jose, California
August 16, 2001